Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Carla Burigatto, VP-Communications
(781) 356-9763	(781) 348-7263
olga.guyette@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports Second Quarter and 1st Half Fiscal 2021 Results

Boston, MA, November 4, 2020 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half of fiscal 2021, which ended September 26, 2020:

		2nd Quarter 2021	YTD 2021
■	Revenue, decrease	$209 million, (17%)	$405 million, (18%)
■	Revenue decrease (organic)[1]	(16%)	(16%)
■	Earnings per diluted share	$0.94	$1.15
■	Adjusted earnings per diluted share	$0.62	$1.08
■	Cash flow from operating activities	$29 million	$41 million
■	Free cash flow before restructuring & turnaround	$27 million	$38 million
	[1] Organic revenue excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures.

Chris Simon, Haemonetics’ CEO, stated: “Our business was impacted by COVID-19, which is reflected in our second quarter and first half results. Customer end market demand remains strong despite the pandemic and we are poised for recovery. We are completing our turnaround, delivering operational excellence and advancing our innovation agenda, including FDA clearance of PersonaTM, to build a foundation for transformational growth.”

GAAP RESULTS

Second quarter fiscal 2021 revenue was $209.5 million, down 17.1% compared with fiscal 2020, primarily driven by the continued negative impact of COVID-19. Business unit revenue and growth rates compared with the prior year were as follows:

($ million)	2nd Quarter 2021 Reported
Plasma	$ 78.4	(32.4%)
Hospital	$ 51.0	2.6%
Blood Center	$ 74.9	( 8.6%)
Net business unit revenue	$204.3	(17.5%)
Service	$ 5.2	4.6%
Total net revenue	$209.5	(17.1%)

Gross margin was 50.5% in the second quarter of fiscal 2021, up 20 basis points compared with fiscal 2020. Operating expenses were $47.0 million in the second quarter of fiscal 2021 compared with $77.3 million in the prior year. The decrease in operating expenses was primarily due to higher gains on divestitures in the second quarter of fiscal 2021 compared with fiscal 2020. Operating income in the second quarter of fiscal 2021 was $58.8 million compared with $49.7 million in the prior year. The income tax rate was 12% in the second quarter of fiscal 2021 compared with 17% in fiscal 2020. Second quarter fiscal 2021 net income was $48.1 million, up $10.6 million, and earnings per diluted share was $0.94 as compared with $0.72 in fiscal 2020.

ADJUSTED RESULTS

Organic revenue for the second quarter of fiscal 2021 was down 15.5% compared with the prior year, primarily driven by the continued negative impact of COVID-19. Business unit organic revenue growth rates compared with the prior year were as follows:

2nd Quarter 2021 Organic
Plasma	(29.9%)
Hospital	2.0%
Blood Center	( 7.8%)
Net business unit revenue	(15.9%)
Service	1.3%
Total net revenue	(15.5%)

Within Hospital, organic revenue growth in the Hemostasis Management product line was 4.1% in the second quarter of fiscal 2021 compared with the prior year.

Second quarter fiscal 2021 adjusted gross margin was 52.2%, down 40 basis points compared with the prior year. The primary drivers of this decline were due to the impact of COVID-19, including higher operational expenses, lower volume, and unfavorable product mix, partially offset by gross productivity savings from the Operational Excellence Program and lower depreciation.

Adjusted operating expenses in the second quarter of fiscal 2021 were $66.4 million, down $8.8 million, or 11.7%, compared with the prior year. The reduction in operating expenses was primarily driven by productivity savings and cost containment actions to help offset the negative effects of COVID-19, partially offset by continued modest investments. Adjusted operating income for the second quarter of fiscal 2021 was $42.9 million, down $14.8 million or 25.6%, and adjusted operating margin was 20.5%, down 240 basis points when compared with fiscal 2020. The adjusted income tax rate was 19% in the second quarter of fiscal 2021 compared with an adjusted income tax rate of 15% in fiscal 2020 due to lower tax benefits from share vesting and options exercises.

Second quarter fiscal 2021 adjusted net income was $31.6 million, down $13.6 million or 30.1%, and adjusted earnings per diluted share was $0.62, down 28.7% when compared with fiscal 2020.

BALANCE SHEET AND CASH FLOW

Cash on hand at September 26, 2020 was $279.2 million, an increase of $141.9 million since March 28, 2020. During the first half of fiscal 2021, the Company had net borrowings of $90.0 million on its revolving credit line, received $45.0 million of net cash from divestitures and utilized $16.6 million of cash for an acquisition. The Company subsequently repaid $150.0 million of borrowings outstanding on its revolving credit line in October 2020.

Cash flow from operating activities was $29.2 million and free cash flow before restructuring and turnaround funding requirements was $27.3 million in the second quarter of fiscal 2021, compared with $29.9 million and $25.5 million, respectively, in fiscal 2020.

RESTRUCTURING AND TURNAROUND COSTS, GAIN ON DIVESTITURES AND DEAL AMORTIZATION

The Company incurred restructuring and turnaround costs of $4.4 million in the second quarter of fiscal 2021, compared with $3.8 million in fiscal 2020. The Company also incurred gain on divestitures and sale of assets of $31.5 million in the second quarter of fiscal 2021, compared with $8.1 million in fiscal 2020. Additionally, the Company incurred deal amortization expenses of $8.1 million in the second quarter of fiscal 2021 compared with $5.9 million in fiscal 2020.

FISCAL 2021 GUIDANCE

The Company did not issue fiscal 2021 guidance due to the continued uncertainty about the pace and timing of the COVID-19 pandemic and recovery. The Company is currently assessing potential scenarios for the macroeconomic impact of COVID-19 and the related effect on healthcare beyond the current quarter, informed by milestones and market indicators.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss second quarter and first half fiscal 2021 results on Wednesday, November 4, 2020 at 8:00am EDT. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 3899118. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/ge7vnpw8.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/69c24b35-7dfa-4bbb-a0fd-db0a52045192.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets:

blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Operational Excellence Program, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program, (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including the scope and duration of the outbreak, government actions and restrictive measures implemented in response, availability and demand for the Company’s products, and the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and turnaround costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation, transaction costs, gains and losses on dispositions and certain legal charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Second Quarter of FY21 and FY20
(Data in thousands, except per share data)

	9/26/2020	9/28/2019	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$209,486	$252,566	(17.1)%
Gross profit	105,744	127,000	(16.7)%

R&D	6,763	7,422	(8.9)%
S,G&A	71,697	77,922	(8.0)%
Gains on divestitures and sale of assets	(31,498)	(8,083)	n/m
Operating expenses	46,962	77,261	(39.2)%

Operating income	58,782	49,739	18.2%

Interest and other expense, net	(3,826)	(4,651)	(17.7)%
Income before taxes	54,956	45,088	21.9%

Tax expense	6,855	7,602	(9.8)%

Net income	$48,101	$37,486	28.3%

Net income per common share assuming dilution	$0.94	$0.72	30.6%

Weighted average number of shares:
Basic	50,696	50,791
Diluted	51,093	52,046

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.5%	50.3%	0.2%
R&D	3.2%	2.9%	0.3%
S,G&A	34.2%	30.9%	3.3%
Operating income	28.1%	19.7%	8.4%
Income before taxes	26.2%	17.9%	8.3%
Net income	23.0%	14.8%	8.2%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY21 and FY20
(Data in thousands, except per share data)

	9/26/2020	9/28/2019	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$405,063	$491,017	(17.5)%
Gross profit	195,774	242,906	(19.4)%

R&D	14,513	14,909	(2.7)%
S,G&A	141,234	150,922	(6.4)%
Impairment of assets	1,028	48,721	(97.9)%
Gains on divestitures and sale of assets	(31,498)	(8,083)	n/m
Operating expenses	125,277	206,469	(39.3)%

Operating income	70,497	36,437	93.5%

Interest and other expense, net	(7,561)	(9,074)	(16.7)%
Income before taxes	62,936	27,363	n/m

Tax expense (benefit)	4,308	(1,644)	n/m

Net income	$58,628	$29,007	n/m

Net income per common share assuming dilution	$1.15	$0.56	n/m

Weighted average number of shares:
Basic and diluted	50,557	50,901
Diluted	51,170	52,174

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	48.3%	49.5%	(1.2)%
R&D	3.6%	3.0%	0.6%
S,G&A	34.9%	30.7%	4.2%
Operating income	17.4%	7.4%	10.0%
Income before taxes	15.5%	5.6%	9.9%
Net income	14.5%	5.9%	8.6%

Revenue Analysis for the Second Quarter of FY21 and FY20
(Data in thousands)

	Three Months Ended
	9/26/2020	9/28/2019	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$78,408	$115,925	(32.4)%	—%	—%	(2.5)%	(29.9)%
Blood Center	74,913	81,982	(8.6)%	2.1%	(2.9)%	—%	(7.8)%
Hospital(3)	50,978	49,702	2.6%	(0.1)%	0.7%	—%	2.0%
Net business unit revenues	$204,299	$247,609	(17.5)%	0.6%	(0.7)%	(1.5)%	(15.9)%
Service	5,187	4,957	4.6%	3.3%	—%	—%	1.3%
Total net revenues	$209,486	$252,566	(17.1)%	0.6%	(0.7)%	(1.5)%	(15.5)%
(1)Excludes the impact of 0.7% related to an acquisition in the Hospital business unit in fiscal 2021 and excludes the negative 2.9% impact from the divestiture U.S. blood donor management software solution assets within the Blood Center business unit. The divestiture of Inlog Holdings France SAS had an immaterial impact on both the Hospital and Blood Center business units during the three months ended September 26, 2020.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $26.0 million and $24.8 million for the three months ended September 26, 2020 and September 28, 2019, respectively. Hemostasis Management revenue increased 4.9% in the second quarter of fiscal 2021 as compared with the same period of fiscal 2020. Hemostasis Management revenue increased 4.1%, on an organic basis, in the second quarter of fiscal 2021 as compared with the same period of fiscal 2020.

Revenue Analysis for the Year-to-Date FY21 and FY20
(Data in thousands)

	Six Months Ended
	9/26/2020	9/28/2019	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$146,619	$226,347	(35.2)%	(0.1)%	—%	(2.8)%	(32.3)%
Blood Center	152,702	157,785	(3.2)%	1.5%	(1.5)%	—%	(3.2)%
Hospital(3)	95,817	97,399	(1.6)%	(1.3)%	0.6%	—%	(0.9)%
Net business unit revenues	$395,138	$481,531	(17.9)%	0.1%	(0.3)%	(1.7)%	(16.0)%
Service	9,925	9,486	4.6%	1.8%	—%	—%	2.8%
Total net revenues	$405,063	$491,017	(17.5)%	0.1%	(0.3)%	(1.7)%	(15.6)%
(1)Excludes the impact of 0.6% related to an acquisition in the Hospital business unit in fiscal 2021 and excludes the negative 1.5% impact from the divestiture U.S. blood donor management software solution assets within the Blood Center business unit. The divestiture of Inlog Holdings France SAS had an immaterial impact on both the Hospital and Blood Center business units during the six months ended September 26, 2020.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business. Also includes a reduction to fiscal 2020 Plasma revenue of $1.9 million due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operation, in order to present revenue on a comparable basis with fiscal 2021.

(3) Hospital revenue includes Hemostasis Management revenue of $50.0 million and $49.2 million for the six months ended September 26, 2020 and September 28, 2019, respectively. Hemostasis Management revenue increased 1.7% in the first six months of fiscal 2021 as compared with the same period of fiscal 2020. Hemostasis Management revenue increased 3.2%, on an organic basis, in the first six months of fiscal 2021 as compared with the same period of fiscal 2020.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	9/26/2020	3/28/2020
	(unaudited)
Assets
Cash and cash equivalents	$279,169	$137,311
Accounts receivable, net	141,533	165,207
Inventories, net	305,224	270,276
Other current assets	34,353	30,845
Total current assets	760,279	603,639
Property, plant & equipment, net	240,405	253,399
Intangible assets, net	127,210	133,106
Goodwill	214,594	210,652
Other assets	75,686	66,314
Total assets	$1,418,174	$1,267,110

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$167,001	$76,980
Other current liabilities	171,567	197,842
Total current liabilities	338,568	274,822
Long-term debt	297,016	305,513
Other long-term liabilities	114,667	99,666
Stockholders' equity	667,923	587,109
Total liabilities & stockholders' equity	$1,418,174	$1,267,110

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	9/26/2020	9/28/2019
	(unaudited)
Cash Flows from Operating Activities:
Net income	$58,628	$29,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,603	54,469
Impairment of assets	1,028	48,721
Share-based compensation expense	12,119	9,730
Deferred tax benefit	(3,031)	(7,290)
Provision for losses on accounts receivable and inventory	1,057	(1,857)
Gains on divestitures and sale of assets	(31,498)	(8,083)
Change in other non-cash operating activities	362	140
Change in accounts receivable, net	22,391	7,806
Change in inventories, net	(38,189)	(59,439)
Change in other working capital	(23,503)	(40,675)
Net cash provided by operating activities	40,967	32,529
Cash Flows from Investing Activities:
Capital expenditures	(16,035)	(17,722)
Acquisition	(16,606)	—
Proceeds from divestitures	44,978	9,808
Proceeds from sale of property, plant and equipment	902	15,739
Net cash provided by investing activities	13,239	7,825
Cash Flows from Financing Activities:
Borrowings, net of repayments	81,250	20,625
Share repurchases	—	(125,000)
Proceeds from employee stock programs	3,403	7,876
Other	(20)	72
Net cash provided by (used in) financing activities	84,633	(96,427)
Effect of exchange rates on cash and cash equivalents	3,019	(1,248)
Net Change in Cash and Cash Equivalents	141,858	(57,321)
Cash and Cash Equivalents at Beginning of the Period	137,311	169,351
Cash and Cash Equivalents at End of Period	$279,169	$112,030

Free Cash Flow Reconciliation:
Cash provided by operating activities	$40,967	$32,529
Capital expenditures, net of proceeds from sale of property, plant and equipment	(15,133)	(1,983)
Free cash flow after restructuring and turnaround costs	25,834	30,546
Restructuring and turnaround costs	15,791	4,364
Tax benefit on restructuring and turnaround costs	(3,422)	(4,084)
Free cash flow before restructuring and turnaround costs(1)	$38,203	$30,826
(1)Free cash flow before restructuring & turnaround does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters during the six months ended September 28, 2019.

Reconciliation of Adjusted Measures for the Second Quarter of FY21 and FY20
(Data in thousands except per share data)
	Three Months Ended
	9/26/2020	9/28/2019
	(unaudited)
GAAP gross profit	$105,744	$127,000
Restructuring and turnaround costs	3,277	334
PCS2 accelerated depreciation and related costs	309	5,613
Adjusted gross profit	$109,330	$132,947

GAAP operating expenses	$46,962	$77,261
Deal amortization	(8,136)	(5,935)
Restructuring and turnaround costs	(1,163)	(3,423)
Transaction costs	(1,773)	—
European Medical Device Regulation costs and other (1)	(736)	180
PCS2 accelerated depreciation and related costs	(335)	(921)
Impairment of assets and other related charges	68	(53)
Gains on divestitures and sale of assets(2)	31,498	8,083
Adjusted operating expenses	$66,385	$75,192

GAAP operating income	$58,782	$49,739
Deal amortization	8,136	5,935
Restructuring and turnaround costs	4,440	3,757
Transaction costs	1,773	—
PCS2 accelerated depreciation and related costs	644	6,534
European Medical Device Regulation costs and other (1)	736	(180)
Impairment of assets and other related charges	(68)	54
Gains on divestitures and sale of assets(2)	(31,498)	(8,083)
Adjusted operating income	$42,945	$57,756

GAAP net income	$48,101	$37,486
Deal amortization	8,136	5,935
Restructuring and turnaround costs	4,440	3,757
Transaction costs	1,773	—
PCS2 accelerated depreciation and related costs	644	6,534
European Medical Device Regulation costs and other (1)	736	(180)
Impairment of assets and other related charges	(68)	54
Gains on divestitures and sale of assets(2)	(31,498)	(8,083)
Tax impact associated with adjustments	(636)	(229)
Adjusted net income	$31,628	$45,274

GAAP net income per diluted common share	$0.94	$0.72
Adjusted items after tax per common share assuming dilution	(0.32)	0.15
Adjusted net income per common share assuming dilution	$0.62	$0.87
(1) Reflects costs incurred related to the European Medical Device Regulation in both the first quarters of fiscal 2021 and 2020 and costs related to the resolution of customer damages assessments associated with product recalls in the second quarter fiscal 2020.
(2) Reflects gains on divestitures in the second quarter of fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in the second quarter of fiscal 2020.

Reconciliation of Adjusted Measures for Year-to-Date FY21 and FY20
(Data in thousands except per share data)
	Six Months Ended
	9/26/2020	9/28/2019
	(unaudited)
GAAP gross profit	$195,774	$242,906
Restructuring and turnaround costs	4,484	610
PCS2 accelerated depreciation and related costs	1,232	10,511
Transaction costs	90	—
Impairment of assets and other related charges (1)	—	1,882
Adjusted gross profit	$201,580	$255,909

GAAP operating expenses	$125,277	$206,469
Deal amortization	(16,399)	(11,909)
Restructuring and turnaround costs	(3,956)	(5,174)
Transaction costs	(2,973)	—
European Medical Device Regulation costs and other (2)	(1,489)	144
PCS2 accelerated depreciation and related costs	(954)	(1,548)
Impairment of assets and other related charges	(896)	(49,338)
Gains on divestitures and sale of assets(3)	31,498	8,083
Adjusted operating expenses	$130,108	$146,727

GAAP operating income	$70,497	$36,437
Deal amortization	16,399	11,909
Restructuring and turnaround costs	8,440	5,784
Transaction costs	3,063	—
PCS2 accelerated depreciation and related costs	2,186	12,059
European Medical Device Regulation costs and other (2)	1,489	(144)
Impairment of assets and other related charges(1)	896	51,220
Gains on divestitures and sale of assets(3)	(31,498)	(8,083)
Adjusted operating income	$71,472	$109,182

GAAP net income	$58,628	$29,007
Deal amortization	16,399	11,909
Restructuring and turnaround costs	8,440	5,784
Transaction costs	3,063	—
PCS2 accelerated depreciation and related costs	2,186	12,059
European Medical Device Regulation costs and other (2)	1,489	(144)
Impairment of assets and other related charges(1)	896	51,220
Gains on divestitures and sale of assets(3)	(31,498)	(8,083)
Tax impact associated with adjustments	(4,241)	(14,367)
Adjusted net income	$55,362	$87,385

GAAP net income per diluted common share	$1.15	$0.56
Adjusted items after tax per common share assuming dilution	(0.07)	1.11
Adjusted net income per common share assuming dilution	$1.08	$1.67
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.
(2) Reflects costs incurred related to the European Medical Device Regulation in both fiscal 2021 and 2020 and costs related to the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(3) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.